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                                                                 EXHIBIT 99




                         DICKINSON BANCORPORATION, INC.

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS


The undersigned hereby appoints Alan Hann as proxy to vote all shares of Common Stock the undersigned is entitled to vote at the Special Meeting of Shareholders of Dickinson Bancorporation, Inc. ("DBI") to be held at the ____________________, ______________, Dickinson, North Dakota, at __:__ _.m. on
_______, August __, 1995, or at any adjournment thereof, as follows, hereby revoking any proxy previously given:

     1. The adoption of the Agreement and Plan of Reorganization between DBI and Norwest Corporation ("Norwest"), dated as of February 24, 1995, pursuant to which a wholly owned subsidiary of Norwest will be merged with DBI (the "Merger"), and each outstanding share of the common stock of DBI (other than shares as to which statutory dissenters' rights have been exercised and not forfeited) will be exchanged for shares of the common stock, par value $1 2/3 per share, of Norwest.

          FOR   ___                AGAINST  ___             ABSTAIN   ___


     2. In his discretion on such matters as may properly come before the meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement-Prospectus relating to the meeting.

     Shares represented by this proxy will be voted as directed by the shareholder. The Board of Directors recommends a vote "FOR" proposal 1. If no direction is supplied, the proxy will be voted "FOR" proposal 1.

                                    Dated:  __________________________, 1995.

                                    _______________________________________
                                    (Please sign exactly as name appears at
                                    left.)

                                    _______________________________________
                                    (If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees, or in similar capacities should so indicate.)


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.